UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  November 23, 2009
                                                   -----------------


                    UCI Medical Affiliates, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                     Delaware                                 0-13265                              59-2225346

(State or Other Jurisdiction of Incorporation)         (Commission File Number)(I.R.S. Employer Identification)





                    1818 Henderson Street, Columbia, South Carolina 29201 (Address, Including Zip Code of Principal Executive Offices)



                          (803) 782-4278
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):




|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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                                                         -3-

Item 1.01         Entry into a Material Definitive Agreement.

         On November 23, 2009, UCI Medical Affiliates, Inc. (the "Registrant"); UCI Medical Affiliates of South Carolina, Inc.; Doctors Care, P.A.; Doctor's Care of Tennessee, P.C.; Progressive Physical Therapy, P.A.; and Carolina Orthopedic & Sports Medicine, P.A. (collectively the "Company"), modified that certain term loan dated June 16, 2005 (the "Term Loan"), in the original principal amount of $3,200,000, with a then current principal balance of $734,250 to extend the maturity of such Term Loan until October 5, 2013. Also, under the modified terms, the outstanding principal amount of the Mortgage Loan (as defined below) was reduced by $1,050,757 and added to the outstanding principal balance of the Term Loan. After modification, the principal balance of the Term Loan is $1,785,007. The Company will continue to pay monthly installments of $76,032, and the interest rate on the Term Loan will continue to be paid at the commercial bank's prime interest rate plus 1/2%. A copy of the First Amended and Restated Loan Agreement between the Company and Branch Banking and Trust Company is attached hereto as Exhibit 10.38.

         In addition to the foregoing, on November 23, 2009, UCI Properties, LLC ("UCI Properties"), a wholly-owned subsidiary of UCI Medical Affiliates of South Carolina, Inc., amended and modified certain terms of that certain loan agreement dated February 13, 2008, which was entered into in connection with the acquisition and renovation of the corporate headquarters in Columbia, S.C. (the "Mortgage Loan"), to (i) modify the maturity date of the Mortgage Loan through March 5, 2015, and (ii) decrease the principal amount of the Mortgage Loan to $2,100,000. Interest on the Mortgage Loan will continue to be paid based on one-month LIBOR plus 2.5%, and the Company will pay total monthly payments of $11,407. Any amount outstanding on March 15, 2015 will be due and payable on that date. A copy of the Second Amendment and Modification to Loan Agreement dated November 23, 2009, by and between UCI Properties and Branch Banking and Trust Company is attached hereto as Exhibit 10.39.

Item 9.01  Financial Statements and Exhibits

         (a) - (c)     Not Applicable

         (d) Exhibits.

     Exhibit 10.38 - First Amended and Restated Loan Agreement dated November 23, 2009, by and among UCI Medical Affiliates, Inc.; UCI Medical Affiliates of South Carolina, Inc.; Doctors Care, P.A.; Doctor's Care of Tennessee, P.C.; Progressive Physical Therapy, P.A.; Carolina Orthopedic & Sports Medicine, P.A.; and Branch Banking and Trust Company.

     Exhibit 10.39 - Second Amendment and Modification to Loan Agreement dated November 23, 2009, by and between UCI Properties, LLC and Branch Banking and Trust Company.


                                   SIGNATURES

         Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                 UCI MEDICAL AFFILIATES, INC.
                                  (Registrant)



                           _/s/ Joseph A. Boyle_____________________
                                 -------------------
                                 Joseph A. Boyle
                                Executive Vice President of Finance and
                                Chief Financial Officer


Date: November 30, 2009